Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com

COLOR KINETICS ELECTS JOHN E. ABELE TO BOARD OF DIRECTORS

Boston, MA — April 26, 2005 — Color Kinetics Incorporated (NASDAQ: CLRK), a pioneer of intelligent solid-state lighting systems and technologies, today announced the election of John E. Abele to its Board of Directors. A highly regarded medical industry leader, Mr. Abele is Founder Chairman of Boston Scientific (NYSE: BSX), a multi-billion dollar worldwide developer of medical devices. He is largely credited with advancing the practices of less-invasive medicine that are commonly applied today.

“John is a visionary leader whose trailblazing efforts reshaped the medical device industry as it exists today. We are thrilled to complement the strengths of our Board with his extraordinary wisdom and perspective on how small, inventive companies grow to change the world,” said George Mueller, Chairman and CEO, Color Kinetics.

“Color Kinetics helped to define an entirely new category of lighting technology, and continues to pave the way for its many applications in a growing number of markets,” said Mr. Abele. “I welcome the opportunity to join its Board and help steer the company’s initiatives in its next exciting phase of growth.”

In addition to founding Boston Scientific in 1979, Mr. Abele was an early and instrumental advocate for less-invasive medicine, and his efforts fundamentally redefined the relationship between the device industry and medical community. Today, Boston Scientific provides a broad portfolio of innovative products, technologies and services across a wide range of medical specialties, helping physicians and other medical professionals improve their patients’ quality of life by providing alternatives to surgery. Prior to forming Boston Scientific, Mr. Abele’s achievements included testimony before the Senate about medical devices and the founding of the Association for the Advancement of Medical Instrumentation (AAMI). He holds numerous patents and has published and lectured extensively. Mr. Abele’s technical contributions range from artificial kidneys to balloon dilatation catheters.

Mr. Abele is a physics and philosophy graduate of Amherst College. His major interests are science literacy for children, education, and the process by which new technology is invented, developed, and introduced to society. Current activities include: Chairman of the FIRST Foundation which works with high school kids to foster science literacy; participation on many other non-profit boards; and development of Kingbridge Centre and Institute, a conferencing institution whose mission is to research, develop, and teach improved methods for interactive conferencing: problem solving, conflict resolution, strategic planning and new methods for learning.

About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) is a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies. The company’s award-winning line of products applies the practical and aesthetic benefits of LEDs to transcend the limits of traditional light sources for use in high-performance lighting and OEM and licensing applications. Its products and technologies leverage a patented layer of digital intelligence, called Chromacore®, to generate and control millions of colors and dynamic lighting effects. Color Kinetics holds 38 patents and has over 130 patent applications pending that apply to many aspects of solid-state lighting technology. Founded in 1997, the company is headquartered in Boston, MA with offices in the UK, China, and a joint venture in Japan. More information can be found at www.colorkinetics.com.

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©2005 Color Kinetics Incorporated. All rights reserved. Chromacore, Color Kinetics, and the Color Kinetics logo are registered trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Registration Statement on Form S-1, File Number 333-114386, and in its Annual Report on Form 10-K for the Twelve Months Ended December 31, 2004, each as filed with the Securities and Exchange Commission.